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SCHEDULE 14A
(Rule 14a-101)
Information Required in Proxy Statement

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12
SEPRACOR INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SEPRACOR INC.
111 Locke Drive
Marlborough, Massachusetts 01752

NOTICE OF 2002 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 22, 2002

        The 2002 Annual Meeting of Stockholders of Sepracor Inc. (the "Company") will be held at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109, on Wednesday, May 22, 2002 at 9:00 a.m., local time, to consider and act upon the following matters:

  1.
  To elect two Class II Directors for the ensuing three years;

  2.
  To approve an amendment to the Company's 2000 Stock Incentive Plan increasing from 2,500,000 to 4,000,000 the number of shares of Common Stock reserved for issuance under the 2000 Stock Incentive Plan; and

  3.
  To transact such other business as may properly come before the meeting or any adjournment thereof.

        Stockholders of record at the close of business on April 10, 2002 are entitled to notice of, and to vote at, the meeting. The stock transfer books of the Company will remain open for the purchase and sale of the Company's Common Stock.

        All stockholders are cordially invited to attend the meeting.

                      By Order of the Board of Directors,

                      DAVID P. SOUTHWELL
                      Secretary

Marlborough, Massachusetts
April 22, 2002

        WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND PROMPTLY MAIL IT IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES AT THE MEETING. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

SEPRACOR INC.
111 Locke Drive
Marlborough, Massachusetts 01752

Proxy Statement for the 2002 Annual Meeting of Stockholders

To Be Held on May 22, 2002

        This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Sepracor Inc. ("Sepracor" or the "Company") for use at the 2002 Annual Meeting of Stockholders (the "Annual Meeting") to be held at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109 at 9:00 a.m. on Wednesday, May 22, 2002 and at any adjournments of that meeting.

        All proxies will be voted in accordance with the instructions of the stockholder. If no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before it is exercised by delivery of written revocation to the Secretary of the Company.

        The Company's Annual Report for the year ended December 31, 2001 is being mailed to stockholders with the mailing of this Notice and Proxy Statement on or about April 22, 2002.

        A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2001, as filed with the Securities and Exchange Commission, without exhibits, will be furnished without charge to any stockholder upon written request to Investor Relations, Sepracor Inc., 111 Locke Drive, Marlborough, Massachusetts 01752.

Voting Securities and Votes Required

        On April 10, 2002, the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting, there were outstanding and entitled to vote an aggregate of 83,894,050 shares of Common Stock of the Company, $.10 par value per share (the "Sepracor Common Stock"). Holders of shares of Sepracor Common Stock are entitled to one vote per share.

        On April 10, 2002, an aggregate of 15,820,856 shares of Common Stock were issuable upon conversion of the Company's 7% Convertible Subordinated Debentures due 2005 (the "7% Debentures"), the Company's 5% Convertible Subordinated Debentures due 2007 (the "5% Debentures") and the Company's 5 3/4% Convertible Subordinated Notes (the "5 3/4% Notes").

        All share information in this Proxy Statement has been adjusted to reflect a two-for-one split of the Common Stock in the form of a stock dividend effected on February 25, 2000.

        Under the Company's Amended and Restated By-laws (the "By-Laws"), the holders of a majority of the shares of Sepracor Common Stock issued, outstanding and entitled to vote on any matter shall constitute a quorum with respect to that matter at the Annual Meeting. Shares of Common Stock present in person or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present.

        The affirmative vote of the holders of a plurality of the votes cast by the stockholders entitled to vote at the Annual Meeting is required for the election of directors. The affirmative vote of the holders of a majority of the votes cast by the stockholders is required for the approval of the other matter scheduled to be voted on.

        Shares which abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees, who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and will also not be counted as votes cast or shares voting on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on each matter that requires the affirmative vote of a certain percentage of the votes cast or shares voting on a matter, including the election of directors and the approval of the proposed amendment to the 2000 Stock Incentive Plan.

Stock Ownership of Certain Beneficial Owners and Management

        The following table sets forth certain information, as of January 15, 2002, or such earlier date as indicated below, with respect to the beneficial ownership of:

  •
  Sepracor Common Stock by each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock; and

  •
  Sepracor Common Stock, the Common Stock of BioSphere Medical, Inc. ("BioSphere Common Stock"), a publicly held affiliate company of Sepracor ("BioSphere"), and the Common Stock of HMSR, Inc. ("HMSR Common Stock"), a publicly held affiliate company of Sepracor, (referred to in this Proxy Statement as "HMSR," formerly known as HemaSure Inc. and, as of March 15, 2002, renamed Point Therapeutics, Inc.)

by (A) each director and nominee for director of the Company; (B) each executive officer named in the Summary Compensation Table under the heading "Compensation of Executive Officers" below; and (C) all directors and executive officers of the Company as a group.

        The number of shares of Sepracor Common Stock, BioSphere Common Stock and HMSR Common Stock beneficially owned by each person is determined under the rules of the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days after January 15, 2002 through the exercise of any stock option or other right or upon conversion of the 7% Debentures, 5% Debentures and 5 3/4% Notes. Unless otherwise indicated, each person has sole investment and voting power (or shares such power with his or her spouse) with respect to the shares set forth in the following table. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

        Sepracor does not believe that either BioSphere or HMSR is a subsidiary within the meaning of Rule 405 of the Securities Act of 1933, as amended. The directors and executive officers of Sepracor disclaim beneficial ownership of the shares of BioSphere Common Stock and HMSR Common Stock which are owned by Sepracor.

        Unless indicated otherwise, the address for each person is to the care of Sepracor Inc., 111 Locke Drive, Marlborough, Massachusetts 01752.

Name and Address	Shares of Sepracor Common Stock Beneficially Owned		Percentage of Sepracor Common Stock Outstanding	Shares of BioSphere Common Stock Beneficially Owned(1)		Shares of HMSR Common Stock Beneficially Owned(1)
5% Stockholders
Citigroup Inc. 399 Park Avenue New York, NY 10043	4,774,333	(2)	6.1%	N/A		N/A
FMR Corp and related entities 82 Devonshire Street Boston, MA 02109	11,956,999	(3)	15.2%	N/A		N/A
Janus Capital Corporation 100 Fillimore Street Denver, Colorado 80206-4923	5,729,811	(4)	7.3%	N/A		N/A
Jennison Associates LLC 466 Lexington Avenue New York, NY 10017	8,103,648	(5)	10.4%	N/A		N/A
Prudential Financial, Inc. 751 Broad Street Newark, NJ 07102-3777	8,949,274	(6)	11.5%	N/A		N/A
Directors
Timothy J. Barberich(7)(8)	2,250,917		2.8%	92,721		191,000
James G. Andress	110,666	(7)	*	0		0
Digby W. Barrios	94,000	(7)	*	0		5,000
Robert J. Cresci	60,000	(7)	*	0		0
Keith Mansford, Ph.D.	76,200	(7)	*	0		0
James F. Mrazek	265,964	(7)(9)	*	0		0
Alan A. Steigrod	64,000	(7)	*	0		0
Other Named Executive Officers
William J. O'Shea	291,033	(7)	*	0		0
Paul D. Rubin, M.D.	381,907	(7)(10)	*	0		0
David P. Southwell(7)(11)	502,370		*	23,934		0
Robert F. Scumaci(7)(12)	168,493		*	18,500		0
All directors and executive officers as a group (13 persons)	4,554,760	(13)	5.6%	135,155	(14)	196,000	(15)

*
Represents holdings of less than one percent.

(1)
As of January 15, 2002, no officer or director of Sepracor beneficially owned more than 1% of the BioSphere Common Stock or HMSR Common Stock. All directors and executive officers as a group beneficially owned approximately 1.1% of the outstanding BioSphere Common Stock and approximately 1.0% of the outstanding HMSR Common Stock.

(2)
This information is taken from a Schedule 13G filed on February 14, 2002 and is as of December 31, 2001. The number of shares of Sepracor Common Stock that Citigroup Inc. ("Citigroup") is deemed to beneficially own includes shares that Citigroup has the right to acquire upon the conversion of certain securities that it holds. Of the 4,774,333 shares of Sepracor Common Stock deemed beneficially owned, Citigroup reports shared voting power and shared dispositive power as to 4,774,333 shares.

(3)
This information is taken from a Schedule 13G/A filed on February 14, 2002 by FMR Corp. jointly with its affiliates, Edward C. Johnson, III and Abigail P. Johnson, and is as of December 31, 2001. The 11,956,999 shares of Sepracor Common Stock deemed beneficially owned includes (a) 317,117 shares resulting from the assumed conversion of $19,800,000 principal amount of the 7% Debentures (16.016 shares for each $1,000 principal amount of debenture); (b) 21,650 shares resulting from the assumed conversion of $2,000,000 principal amount of the 5% Debentures (10.8248 shares for each $1,000 principal amount of debenture; (c) 68,326 shares resulting from the assumed conversion of $6,312,000 principal amount of the 5% Debentures (10.8249 shares for each $1,000 principal amount of debenture); and (d) 250,005 shares resulting from the assumed conversion of $15,000,000 principal amount of the 5 3/4% Notes (16.667 shares for each $1,000 principal amount of note). Of the 11,956,999 shares of Sepracor Common Stock deemed beneficially owned, FMR Corp. reports sole voting power as to 353,685 shares.

(4)
The information concerning Janus Capital Corporation ("Janus Capital") and Thomas Bailey is taken from a Schedule 13G/A filed on February 12, 2002 and is as of December 31, 2001. Janus Capital is a registered investment adviser which furnishes investment advice to several investment companies registered under Section 8 of the Investment Company Act of 1940 and individual and institutional clients (collectively referred to as "Janus Managed Portfolios"). As a result of its role as investment adviser or sub-adviser to the Janus Managed Portfolios, Janus Capital may be deemed to be the beneficial owner of the shares of Sepracor Common Stock held by such Janus Managed Portfolios. However, Janus Capital does not have the right to receive any dividends from, or the proceeds from the sale of, the securities held in the Janus Managed Portfolios and disclaims any ownership associated with such rights.

  Thomas Bailey serves as Chairman of the Board, President and Chief Executive Officer of Janus Capital. Mr. Bailey jointly filed the Schedule 13G/A with Janus Capital as a result of his position, which may be deemed to enable him to exercise control over Janus Capital. Mr. Bailey does not own of record any shares of Sepracor Common Stock and has not engaged in any transaction in Sepracor Common Stock. However, as a result of his position, Mr. Bailey may be deemed to have the power to exercise or direct the exercise of such voting and/or dispositive power that Janus Capital may have with respect to the Sepracor Common Stock held by the Janus Managed Portfolios. All 5,729,811 shares of Sepracor Common Stock have been acquired by the Janus Managed Portfolios, Mr. Bailey specifically disclaims beneficial ownership over any shares of Sepracor Common Stock that he or Janus Capital may be deemed to beneficially own. Furthermore, Mr. Bailey does not have the right to receive any dividends from, or the proceeds from the sale of, the securities held in the Janus Managed Portfolios and disclaims any ownership associated with such rights.

(5)
This information is taken from a Schedule 13G/A filed on February 4, 2002 and is as of December 31, 2001. Jennison Associates LLC ("Jennison") furnishes investment advice to several investment companies, insurance separate accounts and institutional clients ("Jennison Managed

  Portfolios"). As a result of its role as investment adviser of the Jennison Managed Portfolios, Jennison may be deemed to be the beneficial owner of the Sepracor Common Stock held by such Jennison Managed Portfolios. Of the 8,103,648 shares of Sepracor Common Stock deemed beneficially owned, Jennison reports shared dispositive power as to 8,103,648 shares. Prudential Insurance Company of America ("Prudential Insurance") owns 100% of equity interests of Jennison. As a result, Prudential Insurance may be deemed to have the power to exercise or to direct the exercise of such voting and/or dispositive power that Jennison may have with respect to the Sepracor Common Stock held by the Jennison Managed Portfolios.

(6)
This information is taken from a Schedule 13G/A filed on February 14, 2002. Of the 8,949,274 shares of Sepracor Common Stock deemed beneficially owned, Prudential Financial, Inc. reports shared voting power as to 7,888,374 shares and shared dispositive power as to 7,888,574 shares. Prudential Financial, Inc. is the direct or indirect parent of Prudential Insurance. See also Footnote 5 above.

(7)
The share amounts for each of the individuals listed below includes the number of shares of Sepracor Common Stock which the person has the right to acquire within 60 days after January 15, 2002 upon exercise of outstanding stock options as set forth opposite the person's name below:

Name	Number of Shares
Timothy J. Barberich	1,336,346
James G. Andress	110,666
Digby W. Barrios	92,000
Robert J. Cresci	60,000
James F. Mrazek	110,666
Keith Mansford, Ph.D.	76,000
Alan A. Steigrod	60,000
William J. O'Shea	286,666
Paul D. Rubin, M.D.	380,001
David P. Southwell	378,000
Robert F. Scumaci	165,000
(8)
The number of shares of Sepracor Common Stock that Mr. Barberich is deemed to beneficially own includes an aggregate of 26,600 shares held in trust for Mr. Barberich's children, 62,708 shares held by Mr. Barberich's children, 70,000 shares held in trust for Mr. Barberich's wife and 1,362 shares held by Mr. Barberich's wife. The number of shares of BioSphere Common Stock that Mr. Barberich is deemed to beneficially own includes 37,777 shares of BioSphere Common Stock which Mr. Barberich has the right to acquire within 60 days after January 15, 2002 upon exercise of outstanding stock options and warrants. The number of shares of HMSR Common Stock that Mr. Barberich is deemed to beneficially own includes 162,000 shares of HMSR Common Stock which Mr. Barberich has the right to acquire within 60 days after January 15, 2002 upon exercise of outstanding stock options.

(9)
The number of shares of Sepracor Common Stock that Mr. Mrazek is deemed to beneficially own includes 155,298 shares held by a trust of which Mr. Mrazek is a trustee and beneficiary.

(10)
The number of shares of Sepracor Common Stock that Dr. Rubin is deemed to beneficially own includes 1,390 shares held by Dr. Rubin's children.

(11)
The number of shares of Sepracor Common Stock that Mr. Southwell is deemed to beneficially own includes 80,000 shares held in a trust for Mr. Southwell's children. The number of shares of BioSphere Common Stock that Mr. Southwell is deemed to beneficially own includes 18,388 shares which Mr. Southwell has the right to acquire within 60 days after January 15, 2002 upon exercise of outstanding stock options and warrants.

(12)
The number of shares of Sepracor Common Stock that Mr. Scumaci is deemed to beneficially own includes 800 shares held in a trust for Mr. Scumaci's two children. The number of shares of BioSphere Common Stock that Mr. Scumaci is deemed to beneficially own represents 18,500 shares of BioSphere Common Stock which Mr. Scumaci has the right to acquire within 60 days after January 15, 2002.

(13)
Includes an aggregate of 3,342,933 shares of Sepracor Common Stock which all executive officers and directors have the right to acquire within 60 days after January 15, 2002 upon exercise of outstanding stock options.

(14)
Includes an aggregate of 74,665 shares of BioSphere Common Stock which all directors and executive officers have the right to acquire within 60 days after January 15, 2002 upon exercise of outstanding stock options and warrants.

(15)
Includes an aggregate of 162,000 shares of HMSR Common Stock which all directors and executive officers have the right to acquire within 60 days after January 15, 2002 upon exercise of outstanding stock options.

PROPOSAL 1—ELECTION OF DIRECTORS

        The Company has a classified Board of Directors consisting of three Class I Directors, two Class II Directors and two Class III Directors. The Class I, Class II and Class III Directors will serve until the annual meeting of stockholders to be held in 2003, 2002 and 2004, respectively, and until their respective successors are elected and qualified. At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those whose terms are expiring.

        The persons named in the enclosed proxy will vote to elect as directors Timothy J. Barberich and Keith Mansford, the Class II nominees named below, unless the proxy is marked otherwise. Each of the nominees is currently a member of the Board of Directors of the Company.

        Each nominee for Class II Director will be elected to hold office until the Annual Meeting of Stockholders in 2005 and until his successor is duly elected and qualified. Each of the nominees has indicated his willingness to serve, if elected; however, if any nominee should be unable to serve, the shares of Sepracor Common Stock represented by proxies may be voted for a substitute nominee designated by the Board of Directors.

        There are no family relationships between or among any officers or directors of the Company.

        Set forth below are the names and ages of each member of the Board of Directors (including those who are nominees for election as Class II Directors), and the positions and offices held by him, his principal occupation and business experience during the past five years, the names of other publicly held companies of which he serves as a director and the year of the commencement of his term as a director of the Company. Information with respect to the number of shares of Sepracor Common Stock beneficially owned by each director, directly or indirectly, as of January 15, 2002, appears under the heading "Stock Ownership of Certain Beneficial Owners and Management."

Nominees for Terms Expiring in 2005 (Class II Directors)

        Timothy J. Barberich, age 54, has been a director since 1984.

        Mr. Barberich has served as Chairman of the Board of Directors and Chief Executive Officer of the Company since 1984. From 1984 to October 1999, Mr. Barberich also served as President of the Company. He also serves as Chairman of the Board and a director of HMSR, BioSphere and Versicor Inc., each of which are publicly held affiliated companies of Sepracor.

        Keith Mansford, Ph.D., age 70, has been a director since 1993.

        Dr. Mansford has served as the President of Mansford Associates, a pharmaceutical consulting firm, since 1992. Dr. Mansford served as Chairman, Research & Development, of SmithKline Beecham PLC from July 1989 to January 1992. He also serves as a director of SkyePharma PLC.

Directors Whose Terms Expire In 2003 (Class I Directors)

        James G. Andress, age 63 has been a director since 1991.

        From November 1996 until November 2000, Mr. Andress served as Chief Executive Officer of Warner Chilcott, PLC, a publicly held pharmaceutical company. From November 1995 to October 1996, Mr. Andress was a management consultant. Mr. Andress served as President and Chief Executive

Officer of Information Resources, Inc., a market research and computer software company, from November 1989 to July 1995. He also serves as a director of Allstate Inc., Information Resources, Inc., Option Care, Inc. and Xoma Inc.

        Robert J. Cresci, age 58 has been a director since 1990.

        Mr. Cresci has served as Managing Director of Pecks Management Partners Ltd., an investment management firm, since September 1990. Mr. Cresci also serves as a director of Candlewood Hotel Co., Castle Dental Centers, Inc., Film Roman, Inc., Aviva Petroleum Ltd., SeraCare, Inc., E-Stamp Corporation, j2 Global Communications, Inc. and several private companies.

        James F. Mrazek, age 61 has been a director since 1984.

        Since March 1996, Mr. Mrazek has served as Managing Partner of the Four Corners Venture Fund, a venture capital and management consulting firm. From January 1990 to March 1996, Mr. Mrazek was President of Carnegie Venture Resources, a venture capital and management consulting firm. He also serves as a director of Photon Technology International, Inc.

Directors Whose Terms Expire in 2004 (Class III Directors)

        Digby W. Barrios, age 64, has been a director since 1992.

        Since July 1992, Mr. Barrios has been a management consultant. From 1988 until June 1992, Mr. Barrios served as President and Chief Executive Officer of Boehringer Ingelheim Corporation, a fine chemical and pharmaceutical company. Mr. Barrios also serves as a director of Sheffield Pharmaceuticals, Inc.

        Alan A. Steigrod, age 64, has been a director since 1995.

        Since January 1996, Mr. Steigrod has been Managing Director of Newport HealthCare Ventures, which invests in and provides consulting services in connection with the biopharmaceutical industry. From March 1993 to November 1995, Mr. Steigrod served as President and Chief Executive Officer of Cortex Pharmaceuticals, Inc., a neuroscience research and development company. From February 1991 to February 1993, Mr. Steigrod was President of Alan Steigrod Consulting, which provided consulting services in the biopharmaceutical industry. From March 1981 to February 1991, Mr. Steigrod served as Executive Vice President of Marketing/Sales of Glaxo Inc., a pharmaceutical corporation. Mr. Steigrod also serves as a director of Cellegy Pharmaceuticals, Inc., NeoRx Corporation and Lorus Therapeutics, Inc.

Board and Committee Meetings

        The Company has a standing Audit Committee of the Board of Directors, which provides the opportunity for direct contact between the Company's independent accountants and the Board. The members of the Audit Committee are Messrs. Cresci, Mrazek and Steigrod, each of whom is independent, as defined by the Audit Committee's charter and the rules of the Nasdaq Stock Market. The Audit Committee is responsible for (i) recommending the selection of the Company's independent auditors; (ii) reviewing the effectiveness of the Company's accounting policies and practices, financial reporting and internal controls; (iii) reviewing any transactions that involve a potential conflict of interest; (iv) reviewing the scope of independent audit coverages and the fees charged by the independent accountants; and (v) reviewing the independence of such accountants from the Company's management. The Audit Committee also reviews other matters with respect to its accounting, auditing and financial reporting practices and procedures as it may find appropriate or may be brought to its attention. The Audit Committee met five times in 2001. See "Report of the Audit Committee" below.

        The Company also has a standing Compensation Committee of the Board of Directors, which provides recommendations to the Board regarding compensation programs of the Company. The Compensation Committee is responsible for establishing and modifying the compensation of all corporate officers of the Company, adoption and amendment of all equity incentive and other employee benefit plans, granting stock options pursuant to the Company's equity incentive plans, and the engagement of, terms of any employment agreements and arrangements with, and termination of, all corporate officers of the Company. The members of the Compensation Committee are Messrs. Andress, Barrios and Mrazek. The Compensation Committee held two meetings during 2001. See "Report of the Compensation Committee" below.

        The Company does not have a nominating committee or a committee serving a similar function. Nominations are made by and through the full Board of Directors.

        The Board of Directors held five meetings during 2001. Each director attended at least 75% of the total number of meetings of the Board of Directors and all committees of the Board on which he served.

Compensation for Directors

        Directors who are neither officers nor employees of the Company (the "Non-Employee Directors") receive $18,000 per year for their services as directors, an additional $1,500 for each meeting of the Board of Directors they attend, expense reimbursement for attending Board and committee meetings and are entitled to participate in the Company's 1999 Director Stock Option Plan (the "1999 Director Plan"), which provides for annual, automatic grants of non-statutory stock options to Non-Employee Directors. Messrs. Andress, Barrios, Cresci, Mrazek and Steigrod and Dr. Mansford each received in 2001 under the 1999 Director Plan stock options to purchase 20,000 shares of Common Stock at a price of $34.21 and, under the Company's 2000 Stock Incentive Plan, stock options to purchase 20,000 shares of Sepracor Common Stock at a price of $24.54. All options were granted at the closing price of Sepracor Common Stock on the Nasdaq National Market on the date of grant.

        Non-Employee Directors who are members of the Company's Audit Committee receive additional cash compensation of $5,000 per year.

        Directors who are officers or employees of the Company do not receive any additional compensation for their services as directors.

Compensation of Executive Officers

        Summary Compensation Table.    The following table sets forth certain information with respect to the annual and long-term compensation for each of the last three years of the Company's Chief Executive Officer and the Company's four other most highly compensated executive officers during 2001 (the "Named Executive Officers").

Long-Term Compensation Awards
	Annual Compensation				Number of Shares Underlying Stock Options(2)
Name and Principal Position	Year	Salary($)	Bonus($)	Other Annual Compensation ($)(1)		All Other Compensation($)(3)
Timothy J. Barberich Chief Executive Officer	2001 2000 1999	417,679 399,064 349,329	127,500 112,500 135,000	0 0 0	82,500 125,000 200,000	4,794 4,658 5,762
William J. O'Shea(4) President and Chief Operating Officer	2001 2000 1999	369,558 353,862 80,769	210,000 180,000 50,000	112,560 38,430 3,954	82,500 50,000 1,000,000	4,400 4,292 690
David P. Southwell Executive Vice President, Chief Financial Officer and Secretary	2001 2000 1999	256,550 245,502 234,969	97,600 95,000 100,000	0 0 0	77,500 75,000 120,000	2,356 2,241 2,286
Paul D. Rubin, M.D. Executive Vice President, Research and Drug Development	2001 2000 1999	295,618 282,888 270,751	114,000 120,000 120,000	0 0 0	82,500 87,500 120,000	2,995 2,963 3,514
Robert F. Scumaci Executive Vice President, Finance and Administration and Treasurer	2001 2000 1999	238,032 218,224 208,862	91,300 54,600 52,250	0 0 0	90,000 90,000 120,000	2,299 2,225 2,435

(1)
Amounts shown represent reimbursement received for relocation expenses. Other compensation in the form of perquisites and other personal benefits has been omitted in those instances where such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10 percent of the total salary and bonus for each Named Executive Officer for such year.

(2)
The Company did not make any restricted stock awards, grant any stock appreciation rights or make any long-term incentive plan payouts during 1999, 2000 and 2001.

(3)
Includes the taxable portion of insurance premiums paid by the Company during 2001, 2000 and 1999 on behalf of the named individuals as follows:

Name	2001	2000	1999
Timothy J. Barberich	$3,294	$3,158	$4,262
William J. O'Shea	$2,900	$2,792	$690
David P. Southwell	$856	$741	$786
Paul D. Rubin, M.D.	$1,495	$1,436	$2,014
Robert F. Scumaci	$799	$725	$935

  Also includes $1,500 contributed by the Company on behalf of each Named Executive Officer under the Company's 401(k) Plan in 2001, 2000 and, with the exception of Mr. O'Shea, 1999.

(4)
Mr. O'Shea joined the Company in October 1999.

        Option Grant Table.    The following table sets forth certain information regarding stock options granted during the year ended December 31, 2001 by the Company to the Named Executive Officers.

Option Grants in Last Year

	Individual Grants					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(3)
	Number of Shares Underlying Options Granted(#)(1)		Percent of Total Options Granted to Employees in Fiscal Year(%)
				Exercise or Base Price ($/sh)(2)
Name					Expiration Date
						5%($)	10%($)
Timothy J. Barberich	82,500	(4)	3.1%	24.54	5/3/11	1,273,229	3,226,611
William J. O'Shea	82,500	(4)	3.1%	24.54	5/3/11	1,273,229	3,226,611
David P. Southwell	77,500	(4)	2.9%	24.54	5/3/11	1,196,063	3,031,059
Paul D. Rubin, M.D.	82,500	(4)	3.1%	24.54	5/3/11	1,273,229	3,226,611
Robert F. Scumaci	75,000	(4)	2.8%	24.54	5/3/11	1,157,481	2,933,283
	15,000	(5)	0.6%	55.88	2/22/11	527,139	1,333,875

(1)
Stock options granted by the Company generally vest in five equal annual installments commencing one year from the date of grant. See also footnotes 4 and 5 below.

(2)
The exercise price is equal to the closing price of Sepracor Common Stock as reported by the Nasdaq National Market on the date of grant.

(3)
Amounts represent hypothetical gains that could be achieved for stock options if exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date stock options are granted. Actual gains, if any, on stock option exercises will depend on the future performance of Sepracor Common Stock on the date on which the stock options are exercised.

(4)
The stock options granted to the Named Executive Officer on May 3, 2001 vest in three equal annual installments commencing one year from the date of the grant.

(5)
The stock options granted to the Named Executive Officer on February 22, 2001 vest in five equal annual installments commencing one year from the date of the grant.

        Option Exercises and Year-End Option Values Table.    The following table sets forth certain information regarding the aggregate shares of Sepracor Common Stock acquired upon stock option exercises by the Named Executive Officers and the value realized upon such exercises during the year ended December 31, 2001, as well as the number and value of unexercised stock options held by the Named Executive Officers as of December 31, 2001.

Aggregate Option Exercises in Last Fiscal Year and Year-End Option Values

			Number of Securities Underlying Unexercised Options at Year-End(#)		Value of Unexercised In-The-Money Options at Year End($)(2)
Name	Shares Acquired on Exercise(#)	Value Realized($)(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Timothy J. Barberich	0	—	1,236,346	624,834	53,368,991	14,194,440
William J. O'Shea	0	—	236,666	775,834	5,117,311	16,593,389
David P. Southwell	0	—	318,000	412,500	11,517,310	9,858,600
Paul D. Rubin, M.D.	0	—	333,334	493,334	10,700,751	10,671,901
Robert F. Scumaci	0	—	133,667	355,667	3,767,223	6,544,883

(1)
Based on the closing sales price of Sepracor Common Stock as reported by the Nasdaq National Market on the date of exercise less the option exercise price.

(2)
Value based on the closing sales price of Sepracor Common Stock as reported by the Nasdaq National Market on December 31, 2001 ($57.06), the last trading day of 2001, less the applicable option exercise price.

Report of the Compensation Committee

        The executive compensation program of the Company is administered by the Compensation Committee, which is composed of three Non-Employee Directors.

        The Company's executive compensation program is designed to retain and reward executives who are capable of leading the Company in achieving its business objectives in the competitive and rapidly changing industries in which the Company competes. The Compensation Committee establishes the compensation policies of the Company for Mr. Barberich, the Chairman of the Board and Chief Executive Officer of the Company, Mr. O'Shea, the President and Chief Operating Officer of the Company, and the Company's Executive Vice Presidents. In addition, Mr. Barberich recommends compensation packages for the remaining executive officers, which the Compensation Committee reviews and approves. All decisions by the Compensation Committee relating to the compensation of the Company's executive officers are reviewed by the full Board.

        This report is submitted by the Compensation Committee and addresses the Company's compensation policies for 2001 as they affected Mr. Barberich and the Company's other executive officers.

  Compensation Philosophy

        The objectives of the executive compensation program are to align compensation with business objectives and individual performance and to enable the Company to attract, retain and reward executive officers who are expected to contribute to the long-term success of the Company. The Company's executive compensation philosophy is based on the following principles:

  •
  Competitive and Fair Compensation

  The Company is committed to providing an executive compensation program that helps attract and retain highly qualified executives. To ensure that compensation is competitive, the Company regularly compares its compensation practices with those of other companies in the industry and sets its compensation guidelines based on this review. The Company also seeks to achieve a balance of the compensation paid to a particular individual and the compensation paid to other executives at the Company.

  •
  Sustained Performance

  Executive officers are rewarded based upon corporate performance, business group performance and individual performance. Corporate performance and business group performance are evaluated by reviewing the extent to which strategic and business plan goals are met, including such factors as achievement of operating budgets, establishment of strategic licensing and development alliances with third parties, timely development and introduction of new processes and products and performance relative to competitors. Individual performance is evaluated by reviewing attainment of specified individual objectives and the degree to which teamwork and Company values are fostered.

        In evaluating each executive officer's performance, the Company generally conforms to the following process:

  •
  Company and individual goals and objectives are set for each performance cycle.

  •
  At the end of the performance cycle, the accomplishment of the executive's goals and objectives and his contributions to the Company are evaluated.

  •
  The executive's performance is then compared with peers within the Company and the results are communicated to the executive.

  •
  The comparative results, combined with comparative compensation practices of other companies in the industry, are then used to determine salary and stock compensation levels.

        Annual compensation for the Company's executives generally consists of three elements—salary, bonus and stock options. In late 2000, the Committee established an executive bonus plan for 2001 pursuant to which executives were entitled to receive bonuses based on achievement of individual performance goals. Bonuses totaling $735,650 were paid to the executive officers for 2001.

        The salary for executives is generally set by reviewing compensation for competitive positions in the market and the historical compensation levels of the executives. Increases in annual salaries are based on actual corporate and individual performance against targeted performance and various subjective performance criteria. Targeted performance criteria vary for each executive based on his business group or area of responsibility, and may include:

  •
  achievement of the operating budget for the Company as a whole or of a business group of the Company,

  •
  continued innovation in development and commercialization of the Company's technology,

  •
  timely development and introduction of new products or processes,

  •
  development and implementation of successful marketing and commercialization strategies,

  •
  implementation of financing strategies, and

  •
  establishment of strategic licensing and development alliances with third parties.

Subjective performance criteria include an executive's ability to:

  •
  lead and motivate others,

  •
  develop or obtain the skills necessary to grow as the Company matures,

  •
  recognize and pursue new business opportunities, and

  •
  initiate programs to enhance the Company's growth and success.

        Compensation for executive officers also includes the long-term incentives afforded by stock options. The stock option program is designed to promote the identity of long-term interests between the Company's employees and its stockholders and assist in the retention of executives. The size of option grants is generally intended to reflect the executive's position with the Company and his contributions to the Company, including his success in achieving the individual performance criteria described above. The option program generally uses a five-year vesting period to encourage key employees to continue in the employ of the Company. From time to time, the Compensation Committee chooses to align more closely the vesting of stock options with the achievement by an executive officer of corporate, business group or individual performance goals. In 2001, the Company granted stock options to purchase an aggregate of 500,000 shares of Sepracor Common Stock to executive officers at an exercise price of $24.54 per share and also granted stock options to purchase an aggregate of 15,000 shares of Sepracor Common Stock to one executive officer at an exercise price of $55.88 per share. All stock options granted to executive officers in 2001 were granted at fair market value on the date of grant.

        Executive officers are also eligible to participate in the Company's Employee Stock Purchase Plan (the "Purchase Plan"). The Purchase Plan is available to virtually all employees of the Company and generally permits participants to purchase shares at a discount of approximately 15% from the fair market value at the beginning or end of the applicable purchase period.

  Compliance with Internal Revenue Code Section 162(m)

        Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), generally disallows a tax deduction to public companies for certain compensation in excess of $1 million paid to the corporation's Chief Executive Officer and four other most highly compensated executive officers. Certain compensation, including qualified performance-based compensation, will not be subject to the deduction limit if certain requirements are met. In general, the Company structures and administers its equity incentive plans in a manner intended to comply with the performance-based exception to Section 162(m). Nevertheless, there can be no assurance that compensation attributable to awards granted under the Company's equity incentive plans will be treated as qualified performance-based compensation under Section 162(m).

  Mr. Barberich's 2001 Compensation

        Mr. Barberich is eligible to participate in the same executive compensation plans available to the other executive officers. The Compensation Committee believes that Mr. Barberich's annual compensation, including the portion of his compensation based upon the Company's stock option program, has been set at a level competitive with other companies in the industry.

        Mr. Barberich's salary for 2001 increased from $399,064 to $417,679. Mr. Barberich received a bonus of $127,500 in 2002 for 2001 performance compared to a bonus of $112,500 in 2001 for 2000 performance. In determining Mr. Barberich's bonus compensation, the Compensation Committee considered the Company's continued progress in its drug discovery and development programs, its sales and marketing growth of Xopenex®, and the success, through the issuance of convertible debt, in obtaining financing for the Company.

                      Compensation Committee

                      James G. Andress
                      Digby W. Barrios
                      James F. Mrazek

Compensation Committee Interlocks and Insider Participation

        The current members of the Compensation Committee are Messrs. Andress, Barrios and Mrazek. No member of the Compensation Committee was at any time during 2001, or formerly, an officer or employee of the Company or any subsidiary of the Company, nor has any member of the Compensation Committee had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

        No executive officer of the Company has served as a director or member of the Compensation Committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director of or member of the Compensation Committee of the Company.

Comparative Stock Performance

        The comparative stock performance graph below compares the cumulative stockholder return on Sepracor Common Stock for the period from December 31, 1995 through the year ended December 31, 2001 with the cumulative total return on (i) the Total Return Index for the Nasdaq Stock Market (U.S. Companies) (the "Nasdaq Composite Index"), and (ii) the Nasdaq Pharmaceutical Index (assuming the investment of $100 in the Company's Common Stock, the Nasdaq Composite Index and the Nasdaq Pharmaceutical Index on December 31, 1995 and reinvestment of all dividends). Measurement points are the last trading days of each of the years ended December 31, 1995, 1996, 1997, 1998, 1999, 2000 and 2001.

STOCK PERFORMANCE GRAPH

	12/31/95	12/31/96	12/31/97	12/31/98	12/31/99	12/31/00	12/31/01
Sepracor Inc.	$100.0000	$90.4672	$218.0272	$479.5919	$539.7959	$872.1088	$621.0612
Nasdaq Composite Index	100.0000	122.7063	149.2544	208.4048	386.7687	234.8113	185.3763
Nasdaq Pharmaceutical Index	100.0000	101.1248	103.1786	130.9706	246.9500	308.0346	262.5154

Certain Relationships and Related Transactions

        In March 2000, the Company loaned to Mr. O'Shea, President and Chief Operating Officer of the Company, $200,000 to assist with a house purchase. The loan, which was represented by a promissory note, was non-interest bearing for the first six months and interest bearing at a rate of 8.25%, thereafter. The loan was secured by a mortgage on Mr. O'Shea's property. Mr. O'Shea repaid the loan, with interest, in full in January 2001.

Employment Agreements

        Under a letter agreement, dated June 10, 1994, between the Company and Mr. Southwell, the Company has agreed to pay Mr. Southwell one year's salary plus bonus in the event of termination of Mr. Southwell's employment.

        Under a letter agreement, dated February 23, 1995, between the Company and Mr. Scumaci, Mr. Scumaci is entitled to a minimum annual salary of $134,000. Under the letter agreement, the Company has also agreed to pay Mr. Scumaci one year's salary plus pro rata bonus in the event of termination of Mr. Scumaci's employment after his fifth year of employment.

        Under a letter agreement, dated February 23, 1996, between the Company and Dr. Rubin, Dr. Rubin is entitled to a minimum annual salary of $240,000. If Dr. Rubin is terminated by the Company without cause, or if the Company is acquired by a third party for a price per share of $2.00 or less above the exercise price of the stock options granted to Dr. Rubin upon commencement of his employment, Dr. Rubin is entitled to receive a severance payment equal to one year's salary.

        Under a letter agreement, dated September 10, 1999, between the Company and Mr. O'Shea, the Company has agreed to pay Mr. O'Shea one year's salary in the event of termination of Mr. O'Shea's employment.

        In February 1999, the Board of Directors approved a plan concerning the payment of gross-up payments to officers and employees of the Company. In the event of a change in ownership or control of the Company, if any of the payments or benefits received by any officer or employee of the Company constitute "parachute payments" and are therefore subject to the excise tax imposed by Section 4999 of the Code, the Company shall pay to such officer or employee an additional gross-up payment so that the officer or employee will be placed in the same after-tax financial position he would have been in if the officer or employee had not incurred any tax liability under Section 4999 of the Code.

        In February 2001, the Compensation Committee approved executive retention agreements for each of Mr. Barberich, James R. Hauske, Mr. O'Shea, Douglas E. Reedich, Dr. Rubin, Mr. Scumaci and Mr. Southwell (collectively, the "Executive Officers"). The executive retention agreement between the Company and Mr. Barberich provides that if there is a change in control of the Company, as defined in the agreement, then (a) Mr. Barberich will receive an amount equal to two times the highest salary and bonus received by Mr. Barberich during the five full fiscal years prior to the change in control, (b) Mr. Barberich will continue to receive benefits, for a period of 24 months, benefits comparable to those he was receiving immediately prior to the change in control, with limited exceptions, even if Mr. Barberich's employment terminates during the 24-month period, and (c) all stock options held by him will vest and become fully exercisable.

        The executive retention agreements between the Company and each of the other Executive Officers provide that if there is a change in control of the Company, as defined in the agreement, and the Executive Officer is terminated without cause, or the Executive Officer resigns for good reason, within 24 months following the change in control, each as defined in the agreement, then (a) the Executive Officer will receive an amount equal to two times the highest salary and bonus received by him during the five full fiscal years prior to the change in control, (b) the Executive Officer will continue to receive benefits, for a period of 24 months after termination of employment, and (c) all stock options held by him will vest and become fully exercisable. The Executive Officer will not be entitled to these benefits if his employment is terminated by the Company for cause, by the Executive Officer other than for good reason or as a result of his death.

PROPOSAL 2—AMENDMENT TO THE 2000 STOCK INCENTIVE PLAN

        The Board of Directors believes that the continued growth and profitability of the Company depends, in large part, on its ability to maintain a competitive position in attracting, retaining and motivating key employees with experience and ability. Under the Company's 2000 Stock Incentive Plan (the "2000 Plan"), the Company is currently authorized to issue up to 2,500,000 shares of Common Stock (subject to adjustment in the event of stock splits and other similar events) pursuant to awards granted under the 2000 Plan. As of March 31, 2002, there were 440,407 shares available for future awards under the 2000 Plan. Accordingly, on February 21, 2002, the board of directors adopted, subject to stockholder approval, an amendment to the 2000 Plan that increased from 2,500,000 to 4,000,000 the number of shares of Common Stock available for issuance under the 2000 Plan (subject to adjustment in the event of stock splits and other similar events).

Summary of the 2000 Plan

        The following is a summary of the material provisions of the 2000 Plan.

  Description of Awards

        The 2000 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Code, nonstatutory stock options, restricted stock awards and other stock-based awards, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights (collectively "Awards").

        Incentive Stock Options and Nonstatutory Stock Options.    Optionees receive the right to purchase a specified number of shares of Common Stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. All options granted under the 2000 Plan will be granted at an exercise price equal to or greater than the fair market value of the Common Stock on the date of grant. Under current law, however, incentive stock options may not be granted to optionees holding more than 10% of the total combined voting power of the Company or its subsidiaries at an exercise price less than 110% of the fair market. Options may not be granted for a term in excess of ten years (five years in the case of incentive stock options granted to optionees holding more than 10% of the total combined voting power of the Company or its subsidiaries). The 2000 Plan permits the Board to determine the manner of payment of the exercise price of options, including through payment by cash, check or in connection with a "cashless exercise" through a broker, by surrender to the Company of shares of Common Stock, by delivery to the Company of a promissory note, or by any other lawful means.

        In the event of a "Change of Control" all outstanding options immediately vest. As defined in the 2000 Plan, a "Change of Control" means: (a) any merger or consolidation which results in the voting securities of the Company outstanding immediately prior thereto representing immediately thereafter (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than 30% of the combined voting power of the voting securities of the Company or such surviving or acquiring entity outstanding immediately after such merger or consolidation; (b) any sale of all, or substantially all, the assets of the Company; or (c) the complete liquidation of the Company.

        Restricted Stock Awards.    Restricted Stock Awards entitle recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable Award are not satisfied prior to the end of the applicable restriction period established for such Award.

        Other Stock-Based Awards.    Under the 2000 Plan, the Board has the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights.

  Eligibility to Receive Awards

        Officers, employees, directors, consultants and advisors of the Company, its subsidiaries and other business ventures in which the Company has a significant interest are eligible to be granted Awards under the 2000 Plan. Under current law, however, incentive stock options may only be granted to employees. The maximum number of shares with respect to which Awards may be granted to any participant under the 2000 Plan may not exceed 500,000 shares per calendar year. It is expected that stock options will generally become exercisable over a five-year period and expire ten years after the date of grant (subject to earlier termination in the event of the termination of the optionee's employment or other relationship with the Company).

        As of March 31, 2002, approximately 919 persons were eligible to receive Awards under the 2000 Plan, including the Company's seven executive officers and six non-employee directors. The granting of Awards under the 2000 Plan is discretionary, and the Company cannot now determine the number or type of Awards to be granted in the future to any particular person or group.

        On April 12, 2002, the last reported sale price of the Company's Common Stock on the Nasdaq National Market was $15.33.

  Administration

        The 2000 Plan is administered by the Board of Directors. The Board has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2000 Plan and to interpret the provisions of the 2000 Plan. Pursuant to the terms of the 2000 Plan, the Board of Directors may delegate authority under the 2000 Plan to one or more committees of the Board. The Board has authorized the Compensation Committee to administer certain aspects of the 2000 Plan, including the granting of options to executive officers. Subject to any applicable limitations contained in the 2000 Plan, the Board of Directors, the Compensation Committee, or any other committee to whom the Board delegates authority, as the case may be, selects the recipients of Awards and determines (i) the number of shares of Common Stock covered by options and the dates upon which such options become exercisable, (ii) the exercise price of options, (iii) the duration of options, (iv) the number of shares of Common Stock subject to any restricted stock or other stock-based Awards and (v) the terms and conditions of such Awards, including conditions for repurchase, issue price and repurchase price.

        The Board of Directors is required to make appropriate adjustments in connection with the 2000 Plan and any outstanding Awards to reflect stock dividends, stock splits and certain other events. If any Award expires or is terminated, surrendered, canceled or forfeited, the unused shares of Common Stock covered by such Award will again be available for grant under the 2000 Plan.

  Amendment or Termination

        No Award may be made under the 2000 Plan after February 24, 2010, but Awards previously granted may extend beyond that date. The Board of Directors may at any time amend, suspend or terminate the 2000 Plan, except that no Award designated as subject to Section 162(m) of the Code by the Board of Directors after the date of such amendment shall become exercisable, realizable or vested (to the extent such amendment was required to grant such Award) unless and until such amendment shall have been approved by the Company's stockholders as required by Section 162(m).

Federal Income Tax Consequences

        The following is a summary of the United States federal income tax consequences that generally will arise with respect to Awards granted under the 2000 Plan and with respect to the sale of Common Stock acquired under the 2000 Plan.

  Incentive Stock Options

        In general, a participant will not recognize taxable income upon the grant or exercise of an incentive stock option. Instead, a participant will recognize taxable income with respect to an incentive stock option only upon the sale of Common Stock acquired through the exercise of the option ("ISO Stock"). The exercise of an incentive stock option, however, may subject the participant to the alternative minimum tax.

        Generally, the tax consequences of selling ISO Stock will vary with the length of time that the participant has owned the ISO Stock at the time it is sold. If the participant sells ISO Stock after having owned it for at least two years from the date the option was granted (the "Grant Date") and one year from the date the option was exercised (the "Exercise Date"), then the participant will recognize long-term capital gain in an amount equal to the excess of the sale price of the ISO Stock over the exercise price.

        If the participant sells ISO Stock for more than the exercise price prior to having owned it for more than two years from the Grant Date and one year from the Exercise Date (a "Disqualifying Disposition"), then all or a portion of the gain recognized by the participant will be ordinary compensation income and the remaining gain, if any, will be a capital gain. This capital gain will be a long-term capital gain if the participant has held the ISO Stock for more than one year prior to the date of sale.

        If a participant sells ISO Stock for less than the exercise price, then the participant will recognize capital loss in an amount equal to the excess of the exercise price over the sale price of the ISO Stock. This capital loss will be a long-term capital loss if the participant has held the ISO Stock for more than one year prior to the date of sale.

  Nonstatutory Stock Options

        As in the case of an incentive stock option, a participant will not recognize taxable income upon the grant of a nonstatutory stock option. Unlike the case of an incentive stock option, however, a participant who exercises a nonstatutory stock option generally will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the Common Stock acquired through the exercise of the option ("NSO Stock") on the Exercise Date over the exercise price.

        With respect to any NSO Stock, a participant will have a tax basis equal to the exercise price plus any income recognized upon the exercise of the option. Upon selling NSO Stock, a participant generally will recognize capital gain or loss in an amount equal to the excess of the sale price of the NSO Stock over the participant's tax basis in the NSO Stock. This capital gain or loss will be a long-term gain or loss if the participant has held the NSO Stock for more than one year prior to the date of the sale.

  Restricted Stock Awards

        A participant will not recognize taxable income upon the grant of a restricted stock Award, unless the participant makes an election under Section 83(b) of the Code (a "Section 83(b) Election"). If the participant makes a Section 83(b) Election within 30 days of the date of the grant, then the participant will recognize ordinary income, for the year in which the Award is granted, in an amount equal to the difference between the fair market value of the Common Stock at the time the Award is granted and the purchase price paid for the Common Stock. If a Section 83(b) Election is not made, the participant will recognize ordinary income, at the time that the forfeiture provisions or restrictions on transfer lapse, in an amount equal to the difference between the fair market value of the Common Stock at the time of such lapse and the original purchase price paid for the Common Stock. The participant will have a basis in the Common Stock acquired equal to the sum of the price paid and the amount of ordinary compensation income recognized.

        Upon the disposition of the Common Stock acquired pursuant to a restricted stock Award, the participant will recognize a capital gain or loss equal to the difference between the sale price of the Common Stock and the participant's basis in the Common Stock. The gain or loss will be a long-term gain or loss if the shares are held for more than one year. For this purpose, the holding period shall begin just after the date on which the forfeiture provisions or restrictions lapse if a Section 83(b) Election is not made, or just after the Award is granted if a Section 83(b) Election is made.

  Other Stock-Based Awards

        The tax consequences associated with any other stock-based Award granted under the 2000 Plan will vary depending on the specific terms of such Award. Among the relevant factors are whether or not the Award has a readily ascertainable fair market value, whether or not the Award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the Award and the participant's holding period and tax basis for the Award or underlying Common Stock.

  Tax Consequences to the Company

        The grant of an Award under the 2000 Plan will have no tax consequences to the Company. Moreover, in general, neither the exercise of an incentive stock option nor the sale of any Common Stock acquired under the 2000 Plan will have any tax consequences to the Company. The Company generally will be entitled to a business-expense deduction, however, with respect to any ordinary compensation income recognized by a participant under the 2000 Plan, including in connection with a restricted stock Award or as a result of the exercise of a nonstatutory stock option or a Disqualifying Disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

Board Recommendation

        The Board of Directors believes that the approval of the amendment to the 2000 Plan is in the best interests of the Company and its stockholders and therefore recommends a vote FOR this proposal.

Report of the Audit Committee of the Board of Directors

        The Audit Committee of the Company's Board of Directors is composed of three members and acts under a written charter first adopted and approved in April 2000. The members of the Audit Committee are independent directors, as defined by its charter and the rules of the Nasdaq Stock Market. The Audit Committee held five meetings during the fiscal year ended December 31, 2001.

        The Audit Committee reviewed the Company's audited financial statements for the fiscal year ended December 31, 2001, and discussed these financial statements with the Company's management. Management is responsible for the Company's internal controls and the financial reporting process. The Company's independent accountants are responsible for performing an independent audit of the Company's financial statements in accordance with generally accepted accounting principles and to issue a report on those financial statements. The Audit Committee is responsible for monitoring and overseeing these processes. As appropriate, the Audit Committee reviews and evaluates, and discusses with the Company's management, internal accounting, financial and auditing personnel and the independent auditors, the following:

  •
  the plan for, and the independent auditors' report on, each audit of the Company's financial statements;
  •
  the Company's financial disclosure documents, including all financial statements and reports filed with the Securities and Exchange Commission or sent to shareholders;
  •
  management's selection, application and disclosure of critical accounting policies;
  •
  changes in the Company's accounting practices, principles, controls or methodologies;
  •
  significant developments or changes in accounting rules applicable to the Company; and
  •
  the adequacy of the Company's internal controls and accounting, financial and auditing personnel.

        In addition, the Audit Committee meets periodically with the Company's independent accountants, outside the presence of the Company's management, to discuss the Company's accounting practices, principles, controls and methodologies, and the adequacy of the Company's internal controls and accounting, financial and auditing personnel.

        Management represented to the Audit Committee that the Company's financial statements had been prepared in accordance with generally accepted accounting principles.

        The Audit Committee also reviewed and discussed the audited financial statements and the matters required by Statement on Auditing Standards 61 (Communication with Audit Committees) with PricewaterhouseCoopers LLP, the Company's independent auditors. SAS 61 requires the Company's independent auditors to discuss with the Company's Audit Committee, among other things, the following:

  •
  methods to account for significant unusual transactions;

  •
  the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;
  •
  the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors' conclusions regarding the reasonableness of those estimates; and
  •
  disagreements with management over the application of accounting principles, the basis for management's accounting estimates and the disclosures in the financial statements.

        The Company's independent auditors also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Independence Standards Board Standard No. 1 requires auditors annually to disclose in writing all relationships that in the auditors' professional opinion may reasonably be thought to bear on independence, confirm their perceived independence and engage in a discussion of independence. The Audit Committee discussed with the independent auditors the matters disclosed in this letter and their independence from the Company. The Audit Committee also considered whether the independent auditors' provision of certain other, non-audit related services to the Company is compatible with maintaining such auditors' independence.

        Based on its discussions with management and the independent auditors, and its review of the representations and information provided by management and the independent auditors, the Audit Committee recommended to the Company's Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001.

                      Audit Committee

                      Robert J. Cresci
                      James F. Mrazek
                      Alan A. Steigrod

Independent Auditors Fees and Other Matters

  Audit Fees

        PricewaterhouseCoopers billed the Company an aggregate of $166,520 in fees for professional services rendered in connection with the audit of the Company's financial statements for the most recent fiscal year and the reviews of the financial statements included in each of the Company's Quarterly Reports on Form 10-Q during the fiscal year ended December 31, 2001.

  Financial Information Systems Design and Implementation Fees

        PricewaterhouseCoopers did not bill the Company for any professional services rendered to the Company and its affiliates for the fiscal year ended December 31, 2001 in connection with financial information systems design or implementation, the operation of the Company's information system or the management of its local area network.

  All Other Fees

        PricewaterhouseCoopers billed the Company an aggregate of $260,337 in fees for other services rendered to the Company and its affiliates for the fiscal year ended December 31, 2001. The breakdown of fees for other services includes $106,020 related to fees for the Company's offering of

$500 million principal amount of 5 3/4% Notes, $35,910 for other non-auditing services, $84,550 for tax related services and $33,857 related to human resources and benefits consulting.

INDEPENDENT ACCOUNTANTS

        PricewaterhouseCoopers LLP is currently serving as the Company's independent accountants. PricewaterhouseCoopers LLP has served as the Company's independent accountants since 1985. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires the Company's directors, executive officers and holders of more than 10% of the Company's Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Based solely on its review of copies of Section 16(a) reports furnished to the Company and representations made to the Company, the Company believes that during 2001 its officers, directors and holders of more than 10% of the Company's Common Stock complied with all Section 16(a) filing requirements, with the following exceptions: Mr. Scumaci was granted a stock option to purchase 15,000 shares of the Company's Common Stock in October 2000, and the Form 5 reporting this transaction was filed in February 2002; and Mr. Hauske became subject to the Section 16(a) reporting requirements on February 21, 2002, and the Form 3 reporting this event was filed on March 5, 2002.

Matters to Be Considered at the Meeting

        The Board of Directors does not know of any other matters which may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

Solicitation of Proxies

        All costs of solicitation of proxies will be borne by the Company. The Company's directors, officers and regular employees, without additional remuneration, may solicit proxies by mail, courier, telephone, facsimile and personal interviews. The Company will reimburse brokers, custodians and fiduciaries for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

Important Notice Regarding Delivery of Security Holder Documents

        The Securities and Exchange Commission has recently adopted a "householding" rule which we intend to implement for future stockholder communications. This rule permits us to deliver a single proxy or information statement to a household, even though two or more stockholders live under the same roof or a stockholder has shares registered in multiple accounts. This rule enables us to reduce the expense of printing and mailing associated with proxy statements and reduces the amount of duplicative information you may currently receive. If this rule applies to you and you wish to continue receiving separate proxy materials without participating in the "householding" rule, please check the designated box on the enclosed proxy card. If we do not hear from you within 60 days, we will assume that we have your implied consent to deliver one set of proxy materials under the new rule. This implied consent will continue for as long as you remain a stockholder of the company, unless you inform us in writing otherwise. If you revoke your consent, we will begin sending separate copies within 30 days of the receipt of your revocation.

        Some banks, brokers and other nominee record holders are already "householding" proxy statements and annual reports. This means that only one copy of our proxy statement or annual report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you call or write us at the following address or phone number: 111 Locke Drive, Marlborough, Massachusetts, 01752, Attention: Investor Relations; 508-481-6700. If you want to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number.

Deadline for Submission of Stockholder Proposals for the 2003 Annual Meeting

        Proposals of stockholders intended to be presented at the 2003 Annual Meeting of Stockholders must be received by the Company at its principal office in Marlborough, Massachusetts not later than December 24, 2002 for inclusion in the proxy statement for that meeting.

        In addition, the Company's By-Laws require that the Company be given advance notice of stockholder nominations for election to the Company's Board of Directors and of other matters which stockholders wish to present for action at an annual meeting of stockholders (other than matters included in the Company's proxy statement in accordance with Rule 14a-8). The required notice must be received by the Secretary of the Company at the principal offices of the Company not less than 60 days nor more than 90 days prior to the first anniversary date of the preceding year's annual meeting of stockholders. The advance notice provisions of the Company's By-laws supersede the notice requirements contained in recent amendments to Rule 14a-4 under the Exchange Act.

                      By Order of the Board of Directors,

                      DAVID P. SOUTHWELL
                      Secretary

April 22, 2002

        THE BOARD OF DIRECTORS ENCOURAGES STOCKHOLDERS TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THIS MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

Appendix A

AMENDMENT NO 1. TO
2000 STOCK INCENTIVE PLAN
OF
SEPRACOR INC.

        The 2000 Stock Incentive Plan (the "Plan") of Sepracor Inc. be, and hereby is, amended as follows:

  1.
  Section 4, paragraph (a) is deleted in its entirety and the following is substituted in its place:

        "(a) Number of Shares. Subject to adjustment under Section 8, Awards may be made under the Plan for up to 4,000,000 shares of common stock, $.10 par value per share, of the Company (the "Common Stock"). If any Award expires or is terminated, surrendered or cancelled without having been fully exercised or is forfeited in whole or in part or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan, subject, however, in the case of Incentive Stock Options (as hereinafter defined), to any limitation required under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares."

Adopted by the Board of Directors on February 21, 2002

SEPRACOR INC.
2000 STOCK INCENTIVE PLAN

1.
Purpose

        The purpose of this 2000 Stock Incentive Plan (the "Plan") of Sepracor Inc., a Delaware corporation (the "Company"), is to advance the interests of the Company's stockholders by enhancing the Company's ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing such persons with equity ownership opportunities and performance-based incentives and thereby better aligning the interests of such persons with those of the Company's stockholders. Except where the context otherwise requires, the term "Company" shall include any of the Company's present or future subsidiary corporations as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the "Code") and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a significant interest, as determined by the Board of Directors of the Company (the "Board").

2.
Eligibility

        All of the Company's employees, officers, directors, consultants and advisors (and any individuals who have accepted an offer for employment) are eligible to be granted options, restricted stock awards, or other stock-based awards (each, an "Award") under the Plan. Each person who has been granted an Award under the Plan shall be deemed a "Participant".

3.
Administration, Delegation

        (a)  Administration by Board of Directors.    The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan, as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board's sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

        (b)  Appointment of Committees.    To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a "Committee"). All references in the Plan to the "Board" shall mean the Board or a Committee of the Board referred to in Section 3(b) to the extent that the Board's powers or authority under the Plan have been delegated to such Committee.

4.
Stock Available for Awards

        (a)  Number of Shares.    Subject to adjustment under Section 8, Awards may be made under the Plan for up to 2,500,000 shares of common stock, $.10 par value per share, of the Company (the "Common Stock"). If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan, subject, however, in the case of Incentive Stock Options (as hereinafter defined), to any limitation required under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

        (b)  Per-Participant Limit.    Subject to adjustment under Section 8, for Awards granted after the Common Stock is registered under the Securities Exchange Act of 1934 (the "Exchange Act"), the maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan shall be 500,000 per calendar year. The per-Participant limit described in this Section 4(b) shall be construed and applied consistently with Section 162(m) of the Code ("Section 162(m)").

5.
Stock Options

        (a)  General.    The Board may grant options to purchase Common Stock (each, an "Option") and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option which is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a "Nonstatutory Stock Option".

        (b)  Incentive Stock Options.    An Option that the Board intends to be an "incentive stock option" as defined in Section 422 of the Code (an "Incentive Stock Option") shall only be granted to employees of the Company and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) which is intended to be an Incentive Stock Option is not an Incentive Stock Option.

        (c)  Exercise Price.    The Board shall establish the exercise price at the time each Option is granted and specify it in the applicable option agreement, provided, however, that the exercise price shall not be less than 100% of the fair market value of the Common Stock, as determined by the Board, at the time the Option is granted.

        (d)  Duration of Options.    Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement, provided however, that no Option will be granted for a term in excess of ten years.

        (e)  Exercise of Option.    Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised.

        (f)    Payment Upon Exercise.    Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

          (1)  in cash or by check, payable to the order of the Company;

          (2)  except as the Board may, in its sole discretion, otherwise provide in an option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price;

          (3)  when the Common Stock is registered under the Exchange Act, by delivery of shares of Common Stock owned by the Participant valued at their fair market value as determined by (or in a manner approved by) the Board in good faith ("Fair Market Value"), provided (i) such method of payment is then permitted under applicable law and (ii) such Common Stock was owned by the Participant at least six months prior to such delivery;

          (4)  to the extent permitted by the Board, in its sole discretion by (i) delivery of a promissory note of the Participant to the Company on terms determined by the Board, or (ii) payment of such other lawful consideration as the Board may determine; or

          (5)  by any combination of the above permitted forms of payment.

        (g)  Substitute Options.    In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Options in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Options may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Options contained in the other sections of this Section 5.

6.
Restricted Stock

        (a)  Grants.    The Board may grant Awards entitling recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award (each, a "Restricted Stock Award").

        (b)  Terms and Conditions.    The Board shall determine the terms and conditions of any such Restricted Stock Award, including the conditions for repurchase (or forfeiture) and the issue price, if any. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant's death (the "Designated Beneficiary"). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant's estate.

7.
Other Stock-Based Awards

        The Board shall have the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights.

8.
Adjustments for Changes in Common Stock and Certain Other Events

        (a)  Changes in Capitalization.    In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a normal cash dividend, (i) the number and class of securities available under this Plan, (ii) the per-Participant limit set forth in Section 4(b), (iii) the number and class of securities and exercise price per share subject to each outstanding Option, (iv) the repurchase price per share subject to each outstanding Restricted Stock Award, and (v) the terms of each other outstanding Award shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is necessary and appropriate. If this Section 8(a) applies and Section 8(c) also applies to any event, Section 8(c) shall be applicable to such event, and this Section 8(a) shall not be applicable.

        (b)  Liquidation or Dissolution.    In the event of a proposed liquidation or dissolution of the Company, the Board shall upon written notice to the Participants provide that all then unexercised Options will (i) become exercisable in full as of a specified time at least 10 business days prior to the effective date of such liquidation or dissolution and (ii) terminate effective upon such liquidation or dissolution, except to the extent exercised before such effective date. The Board may specify the effect of a liquidation or dissolution on any Restricted Stock Award or other Award granted under the Plan at the time of the grant of such Award.

        (c)  Acquisition and Change in Control Events

          (1)  Definitions

            (a)  An "Acquisition Event" shall mean:

        (i)
        any merger or consolidation of the Company with or into another entity as a result of which the Common Stock is converted into or exchanged for the right to receive cash, securities or other property; or

        (ii)
        any exchange of shares of the Company for cash, securities or other property pursuant to a statutory share exchange transaction.

            (b)  A "Change in Control Event" shall mean:

        (i)
        the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 30% or more of either (x) the then-outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (y) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control Event: (A) any acquisition directly from the Company (excluding an acquisition pursuant to the exercise, conversion or exchange of any security exercisable for, convertible into or exchangeable for common stock or voting securities of the Company, unless the Person exercising, converting or exchanging such security acquired such security directly from the Company or an underwriter or agent of the Company), (B) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the

          Company or any corporation controlled by the Company, or (C) any acquisition by any corporation pursuant to a Business Combination (as defined below) which complies with clauses (x) and (y) of subsection (iii) of this definition; or

        (ii)
        such time as the Continuing Directors (as defined below) do not constitute a majority of the Board (or, if applicable, the Board of Directors of a successor corporation to the Company), where the term "Continuing Director" means at any date a member of the Board (x) who was a member of the Board on the date of the initial adoption of this Plan by the Board or (y) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; provided, however, that there shall be excluded from this clause (y) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board; or

        (iii)
        the consummation of a merger, consolidation, reorganization, recapitalization or statutory share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (x) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company's assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the "Acquiring Corporation") in substantially the same proportions as their ownership of the Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively, immediately prior to such Business Combination and (y) no Person (excluding the Acquiring Corporation or any employee benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Corporation) beneficially owns, directly or indirectly, 30% or more of the then-outstanding shares of common stock of the Acquiring Corporation, or of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to the Business Combination).

          (2)  Effect on Options

            (a)  Acquisition Event.    Upon the occurrence of an Acquisition Event (regardless of whether such event also constitutes a Change in Control Event), or the execution by the Company of any agreement with respect to an Acquisition Event (regardless of whether such event will result in a Change in Control Event), the Board shall provide that all outstanding Options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof); provided that if such Acquisition Event also constitutes a Change in Control Event, except to the extent specifically provided to the contrary in the instrument evidencing any Option or any other agreement between a Participant and the Company, such assumed or substituted options shall be immediately exercisable in full upon the occurrence of such Acquisition Event. For purposes hereof, an Option shall be considered to be assumed if, following consummation of the Acquisition Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Acquisition Event, the consideration (whether cash, securities or other property) received as a result of the Acquisition Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Acquisition Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Acquisition Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in fair market value to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Acquisition Event.

            Notwithstanding the foregoing, if the acquiring or succeeding corporation (or an affiliate thereof) does not agree to assume, or substitute for, such Options, then the Board shall, upon written notice to the Participants, provide that all then unexercised Options will become exercisable in full as of a specified time prior to the Acquisition Event and will terminate immediately prior to the consummation of such Acquisition Event, except to the extent exercised by the Participants before the consummation of such Acquisition Event; provided, however, in the event of an Acquisition Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share of Common Stock surrendered pursuant to such Acquisition Event (the "Acquisition Price"), then the Board may instead provide that all outstanding Options shall terminate upon consummation of such Acquisition Event and that each Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding Options (whether or not then exercisable), exceeds (B) the aggregate exercise price of such Options.

            (b)  Change in Control Event that is not an Acquisition Event.    Upon the occurrence of a Change in Control Event that does not also constitute an Acquisition Event, except to the extent specifically provided to the contrary in the instrument evidencing any Option or any other agreement between a Participant and the Company, all Options then-outstanding shall automatically become immediately exercisable in full.

          (3)  Effect on Restricted Stock Awards

            (a)  Acquisition Event that is not a Change in Control Event.    Upon the occurrence of an Acquisition Event that is not a Change in Control Event, the repurchase and other rights of the Company under each outstanding Restricted Stock Award shall inure to the benefit of the Company's successor and shall apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Acquisition Event in the same manner and to the same extent as they applied to the Common Stock subject to such Restricted Stock Award.

            (b)  Change in Control Event.    Upon the occurrence of a Change in Control Event (regardless of whether such event also constitutes an Acquisition Event), except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock Award or any other agreement between a Participant and the Company, all restrictions and conditions on all Restricted Stock Awards then-outstanding shall automatically be deemed terminated or satisfied.

          (4)  Effect on Other Awards

            (a)  Acquisition Event that is not a Change in Control Event.    The Board shall specify the effect of an Acquisition Event that is not a Change in Control Event on any other Award granted under the Plan at the time of the grant of such Award.

            (b)  Change in Control Event.    Upon the occurrence of a Change in Control Event (regardless of whether such event also constitutes an Acquisition Event), except to the extent specifically provided to the contrary in the instrument evidencing any other Award or any other agreement between a Participant and the Company, all other Awards shall become exercisable, realizable or vested in full, or shall be free of all conditions or restrictions, as applicable to each such Award.

    (5)    Limitations.    Notwithstanding the foregoing provisions of this Section 8(c), if the Change in Control Event is intended to be accounted for as a "pooling of interests" for financial accounting purposes, and if the acceleration to be effected by the foregoing provisions of this Section 8(c) would preclude accounting for the Change in Control Event as a "pooling of interests" for financial accounting purposes, then no such acceleration shall occur upon the Change in Control Event.

9.
General Provisions Applicable to Awards

        (a)  Transferability of Awards.    Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

        (b)  Documentation.    Each Award shall be evidenced by a written instrument in such form as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

        (c)  Board Discretion.    Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

        (d)  Termination of Status.    The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, the Participant's legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award.

        (e)  Withholding.    Each Participant shall pay to the Company, or make provision satisfactory to the Board for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. Except as the Board may otherwise provide in an Award, when the Common Stock is registered under the Exchange Act, Participants may, to the extent then permitted under applicable law, satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

        (f)    Amendment of Award.    The Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant's consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

        (g)  Conditions on Delivery of Stock.    The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company's counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

        (h)  Acceleration.    The Board may at any time provide that any Options shall become immediately exercisable in full or in part, that any Restricted Stock Awards shall be free of restrictions in full or in part or that any other Awards may become exercisable in full or in part or free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

10.
Miscellaneous

        (a)  No Right To Employment or Other Status.    No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

        (b)  No Rights As Stockholder.    Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common

Stock to be distributed with respect to an Award until becoming the record holder of such shares. Notwithstanding the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to such Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

        (c)  Effective Date and Term of Plan.    The Plan shall become effective on the date on which it is adopted by the Board, but no Award granted to a Participant that is intended to comply with Section 162(m) shall become exercisable, vested or realizable, as applicable to such Award, unless and until the Plan has been approved by the Company's stockholders to the extent stockholder approval is required by Section 162(m) in the manner required under Section 162(m) (including the vote required under Section 162(m)). No Awards shall be granted under the Plan after the completion of ten years from the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company's stockholders, but Awards previously granted may extend beyond that date.

        (d)  Amendment of Plan.    The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that to the extent required by Section 162(m), no Award granted to a Participant that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award, unless and until such amendment shall have been approved by the Company's stockholders as required by Section 162(m) (including the vote required under Section 162(m)).

        (e)  Governing Law.    The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.

Appendix B

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
SEPRACOR INC.
ANNUAL MEETING OF STOCKHOLDERS—MAY 22, 2002

        Those signing on the reverse side, revoking any prior proxies, hereby appoint(s) Timothy J. Barberich and David P. Southwell, or each of them with full power of substitution, as proxies for those signing on the reverse side to act and vote at the 2002 Annual Meeting of Stockholders of Sepracor Inc. and at any adjournments thereof as indicated upon all matters referred to on the reverse side and described in the Proxy Statement for the Meeting, and, in their discretion, upon any other matters which may properly come before the Meeting.

        THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE THE PROXIES SHALL VOTE FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSAL NUMBERS 2 AND 3.

PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY IN ENCLOSED REPLY ENVELOPE

Please sign this proxy exactly as your name appears hereon. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign. If a corporation or partnership, this signature should be that of an authorized officer who should state his or her title.

ADDRESS CHANGES/COMMENTS?

(If you noted any address changes/comments above, please mark corresponding box on other side)

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

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SEPRACOR 111 LOCKE DRIVE MARLBOROUGH, MA 01752-7231 ATTN: INVESTOR RELATIONS	VOTE BY INTERNET- www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the website. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and to create an electronic voting instruction form.

"HOUSEHOLDING ELECTION" (HH)

Mark "FOR" to enroll this account to receive certain future security holder documents in a single package per household. Mark "AGAINST" if you do not want to participate. See enclosed notice.

To change your election in the future, call 1-800-542-1061.
VOTE BY PHONE 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.
VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Sepracor c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS IN BLUE OR BLACK INK AS FOLLOWS	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

A VOTE FOR THE DIRECTOR NOMINEES AND FOR PROPOSAL NUMBERS 2 AND 3 IS RECOMMENDED BY THE BOARD OF DIRECTORS

						FOR	AGAINST	ABSTAIN
1.	Election of Class II Directors NOMINEES (01) Timothy J. Barberich (02) Keith Mansford, Ph.D.			2.
					To approve an amendment to the Company's 2000 Stock Incentive Plan increasing from 2,500,000 to 4,000,000 the number of shares of Common Stock reserved for issuance under the 2000 Stock Incentive Plan.	☐	☐	☐
	For All	Withhold All	For All Except
	☐	☐	☐
TO WITHHOLD AUTHORITY TO VOTE, MARK "FOR ALL EXCEPT" AND WRITE THE NOMINEE'S NUMBER ON THE LINE BELOW. YOUR SHARES WILL BE VOTED FOR THE REMAINING NOMINEE.				3.	To transact such other business as may properly come before the meeting.	☐	☐	☐

MARK HERE FOR ADDRESS CHANGE OR COMMENTS AND NOTE ON REVERSE SIDE						☐
						FOR	AGAINST
HOUSEHOLDING ELECTION (HH)						☐	☐
Signature:	Date:
Signature:	Date:

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QuickLinks

SEPRACOR INC. 111 Locke Drive Marlborough, Massachusetts 01752
NOTICE OF 2002 ANNUAL MEETING OF STOCKHOLDERS To Be Held on May 22, 2002
SEPRACOR INC. 111 Locke Drive Marlborough, Massachusetts 01752 Proxy Statement for the 2002 Annual Meeting of Stockholders To Be Held on May 22, 2002
PROPOSAL 1—ELECTION OF DIRECTORS
Nominees for Terms Expiring in 2005 (Class II Directors)
Directors Whose Terms Expire In 2003 (Class I Directors)
Directors Whose Terms Expire in 2004 (Class III Directors)
Option Grants in Last Year
Aggregate Option Exercises in Last Fiscal Year and Year-End Option Values
STOCK PERFORMANCE GRAPH
PROPOSAL 2—AMENDMENT TO THE 2000 STOCK INCENTIVE PLAN
INDEPENDENT ACCOUNTANTS
OTHER MATTERS
AMENDMENT NO 1. TO 2000 STOCK INCENTIVE PLAN OF SEPRACOR INC.
Proxy Card